Exhibit 4.2


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    Depositor


                                       and


                          PREFERRED CREDIT CORPORATION
                               Unaffiliated Seller


                      ....................................

                           SALE AND PURCHASE AGREEMENT

                            Dated as of March 1, 1997

                                TABLE OF CONTENTS

                                                                 PAGE

ARTICLE ONE  DEFINITIONS...........................................1
 Section 1.01.  Definitions........................................1

ARTICLE TWO  PURCHASE, SALE AND CONVEYANCE OF MORTGAGE
             LOANS.................................................4
 Section 2.01. Agreement to Purchase the Initial Mortgage Loans....4
 Section 2.02. Agreement to Purchase the Subsequent Mortgage
               Loans....  .........................................4
 Section 2.03. Purchase Price......................................6
 Section 2.04. Conveyance of Mortgage Loans; Possession of
               Mortgage Files....  ................................7
 Section 2.05. Delivery of Mortgage Loan Documents.................8
 Section 2.06. Acceptance of Mortgage Loans.......................10
 Section 2.07. Transfer of Mortgage Loans; Assignment of
               Agreement....   ...................................11
 Section 2.08. Examination of Mortgage Files......................12
 Section 2.09. Books and Records..................................12
 Section 2.10. Cost of Delivery and Recordation of Documents......12

ARTICLE THREE REPRESENTATIONS AND WARRANTIES......................13
 Section 3.01. RESERVED...........................................13
 Section 3.02. Representations and Warranties as to the
               Unaffiliated Seller................................13
 Section 3.03. Representations and Warranties Relating to the
               Mortgage Loans.....................................15
 Section 3.04. Representations and Warranties of the Depositor....27
 Section 3.05. Repurchase Obligation for Defective Documentation
               and for Breach of a Representation or Warranty.....28

ARTICLE FOUR   THE UNAFFILIATED SELLER............................31
 Section 4.01. Covenants of the Unaffiliated Seller...............31
 Section 4.02. Merger or Consolidation............................31
 Section 4.03. Costs..............................................32
 Section 4.04. Indemnification....................................32

ARTICLE FIVE CONDITIONS OF CLOSING................................35
 Section 5.01. Conditions of Depositor's Obligations..............35
 Section 5.02. Conditions of Unaffiliated Seller's Obligations....36
 Section 5.03. Termination of Depositor's Obligations.............37

ARTICLE SIX MISCELLANEOUS.........................................38
 Section 6.01. Notices............................................38
 Section 6.02. Severability of Provisions.........................38
 Section 6.03. Agreement of Unaffiliated Seller...................39
 Section 6.04. Survival...........................................39
 Section 6.05. Effect of Headings and Table of Contents...........39
 Section 6.06. Successors and Assigns.............................39
 Section 6.07. Confirmation of Intent: Grant of Security Interest.39
 Section 6.08. Miscellaneous......................................40
 Section 6.09. Amendments.........................................40
 Section 6.10. Third-Party Beneficiaries..........................41
 Section 6.11. GOVERNING LAW,  CONSENT TO JURISDICTION;
               WAIVER OF JURY TRIAL...............................41
 Section 6.12. Execution in Counterparts..........................42


Exhibit A - Mortgage Loan Schedule
Exhibit B - Officer's Certificate
Exhibit C - Opinion to Counsel to Unaffiliated Seller

          This Sale and Purchase Agreement, dated as of March 27, 1997, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, its successors and assigns (the "Depositor") and PREFERRED CREDIT CORPORATION, a California corporation and its successors (the "Unaffiliated Seller").

          WHEREAS, Exhibit A attached hereto and made a part hereof lists certain fixed rate first, second and third lien mortgage loans (the "Mortgage Loans") owned by the Unaffiliated Seller and the Unaffiliated Seller desires to sell to the Depositor and that the Depositor desires to purchase;

          WHEREAS, it is the intention of the Unaffiliated Seller and the Depositor that simultaneously with the Unaffiliated Seller's conveyance of the Mortgage Loans to the Depositor on the Closing Date, (a) the Depositor shall deposit the Mortgage Loans in a trust fund pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1997 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, as depositor Preferred Credit Corporation, as seller, Advanta Mortgage Corp. USA, as servicer, and Bankers Trust Company, as trustee (the "Trustee") and (b) the Trustee shall issue certificates evidencing beneficial ownership interests in tile property of the trust fund formed by the Pooling and Servicing Agreement to the Depositor;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

          Section 1.01. DEFINITIONS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

          "AGREEMENT" means this Sale and Purchase Agreement, as amended or supplemented in accordance with the provisions hereof.

          "CERTIFICATE INSURER" means MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

          "CLOSING DATE" shall have the meaning ascribed thereto in Section 2.01(c).

          "COMMISSION" means the Securities and Exchange Commission.

          "CUT-OFF DATE" means, with respect to each Initial Mortgage Loan, the Initial Cut-Off Date, and with respect to each Subsequent Mortgage Loan, the related Subsequent Cut- Off Date.

          "CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE" means the aggregate unpaid principal balance of the Mortgage Loans as of their respective Cut-Off Date.

          "CUT-OFF DATE PRINCIPAL BALANCE" means as to each Mortgage Loan, its unpaid principal balance as of the related Cut-Off Date.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "INITIAL CUT-OFF DATE" means the opening of business on March 1, 1997.

          "INITIAL MORTGAGE LOANS" means the Mortgage Loans transferred and assigned to the Depositor on the Closing Date.

          "MORTGAGE" means the mortgage, deed of trust or other instrument creating a first, second or third lien on the Mortgaged Property.

          "MORTGAGE LOAN SCHEDULE" shall have the meaning ascribed thereto in
Section 2.01(b).

          "POOLING AND SERVICING AGREEMENT" shall have the meaning ascribed thereto in the recitals hereof.

          "PROSPECTUS" means the Prospectus dated March 17, 1997 relating to the offering by the Depositor from time to time of its ABS Mortgage and Manufactured Housing Contract Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

          "PROSPECTUS SUPPLEMENT" means the Prospectus Supplement dated March 17, 1997, relating to the offering of the Class A Certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Class A Certificates.

          "QUALIFIED APPRAISER" means an appraiser, duly appointed by the Unaffiliated Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

          "REGISTRATION STATEMENT" means that certain registration statement on Form S-3, as amended (Registration No. 333-21329) relating to the offering by the Depositor from time to time of its ABS Mortgage and Manufactured Housing Contract Pass-Through Certificates (issuable in Series) as heretofore declared effective by the Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "TERMINATION EVENT" means the existence of any one or more of the following conditions:

          (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

          (b) subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Class A Certificates, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

          (c) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Certificate Insurer or the Unaffiliated Seller reasonably determined by the Depositor to be material; or

          (d) subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the Class A Certificates; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

          "UNAFFILIATED SELLER" means Preferred Credit Corporation, in its capacity as Unaffiliated Seller of the Mortgage Loans under this Agreement and any successor to Preferred Credit Corporation, whether through merger, consolidation, purchase and assumption of Preferred Credit Corporation or all or substantially all of its assets or otherwise.

          Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                                   ARTICLE TWO

                 PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

          Section 2.01. AGREEMENT TO PURCHASE THE INITIAL MORTGAGE LOANS. (a) Subject to the terms and conditions of this Agreement, the Unaffiliated Seller agrees to sell, and the Depositor agrees to purchase, the Mortgage Loans having the Cut-Off Date Aggregate Principal Balance or, in accordance with Section 2.08, such other balance as is evidenced by the actual Cut-Off Date Aggregate Principal Balance of the Mortgage Loans accepted by the Depositor on the Closing Date and listed in the Mortgage Loan Schedule.

          (b) Subject to Section 2.08, the Depositor and the Unaffiliated Seller have agreed upon which of the Unaffiliated Seller's Mortgage Loans are to be purchased by the Depositor on the Closing Date pursuant to this Agreement, and the Unaffiliated Seller has prepared a schedule describing the Mortgage Loans (the "Mortgage Loan Schedule") setting forth all of the Mortgage Loans to be purchased under this Agreement, which schedule is attached hereto as Exhibit A. The Mortgage Loan Schedule shall conform to the requirements of the Depositor and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement.

          (c) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Stroock & Stroock & Lavan LLP, New York, New York, at 10:00 a.m., New York time, on March 27, 1997 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

          Section 2.02. AGREEMENT TO PURCHASE THE SUBSEQUENT MORTGAGE LOANS. (a) Subject to the terms and conditions of this Agreement, the Unaffiliated Seller agrees to sell, and the Depositor agrees to purchase, Subsequent Mortgage Loans, having an Aggregate Principal Balance of up to $40,952,472.67 as listed in the Mortgage Loan Schedule attached to the related Addition Notice.

          (b) Subject to Section 2.08, the Depositor and the Unaffiliated Seller shall agree upon which of the Unaffiliated Seller's Mortgage Loans are to be purchased by the Depositor on a Subsequent Transfer Date, and the Unaffiliated Seller shall prepare a Mortgage Loan Schedule setting forth all of the Subsequent Mortgage Loans to be purchased under the related Subsequent Transfer Instrument.

          (c) Subject to the satisfaction of the conditions set forth in paragraph (d) below, in consideration of the Depositor's delivery on the related Subsequent Transfer Dates to or upon the order of the Unaffiliated Seller of the purchase price, the Unaffiliated Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Depositor without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Unaffiliated Seller in and to the Subsequent Mortgage Loans, and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer.

          (d) The Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (c) above shall be transferred by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust Fund only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                        (i) the Unaffiliated Seller shall have provided the Trustee, the Rating Agencies and the Certificate Insurer with a timely Addition Notice in no event later than five Business Days prior to the Subsequent Transfer Date and shall have provided any other information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans, to be transferred on such Subsequent Transfer Date;

                       (ii) the Unaffiliated Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans;

                      (iii) the Unaffiliated Seller shall have deposited or cause to have deposited in the Collection Account all collections of
         (x) principal in respect of the Subsequent Mortgage Loans received on and after the related Subsequent Cut-Off Date and (y) interest due on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date;

                       (iv) as of each Subsequent Transfer Date, the Unaffiliated Seller was not insolvent nor will be made insolvent by such transfer nor is the Unaffiliated Seller aware of any pending insolvency;

                        (v) such sale and transfer will not result in a material adverse tax consequence to the Trust Fund or the Holders of the Certificates;

                       (vi)  the Pre-Funding Period shall not have
         terminated;

                      (vii) in connection with the final Subsequent Transfer Date only, the Unaffiliated Seller shall have delivered to the Depositor such information as is necessary to permit the Depositor to file a Form 8-K with the Commission containing tabular descriptions of all the Mortgage Loans acquired by the Trust Fund as of their respective Cut-Off Dates compared to those contained under the heading "Description of the Mortgage Loan" in the Prospectus Supplement;


                     (viii) in connection with the final Subsequent Transfer Date only, the Unaffiliated Seller shall cause to be furnished to the Depositor, together with the information required to be furnished pursuant to Section 2.02(d)(vii) above, in form and substance acceptable to the Depositor and its counsel, prepared by KPMG Peat Marwick, independent certified public accountants, stating in effect that such independent certified public accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, and that they have verified or confirmed, as appropriate, the financial, numerical or statistical information to be filed by the Depositor as part of the Form 8-K referred to in Section 2.02(d)(vii) above and have found such information to be accurate without exception.

                       (ix) in connection with the final Subsequent Transfer Date only, the Unaffiliated Seller shall cause to be delivered to the Depositor a letter, in form and substance acceptable to the Depositor and its counsel, prepared by KPMG Peat Marwick, independent certified public accountants, regarding the numerical information required to be furnished pursuant to Section 2.02(d)(vii) above.

                        (x) the Unaffiliated Seller shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (d) and that the Subsequent Mortgage Loans comply with the provisions of Section 2.9 of the Pooling and Servicing Agreement; and

                       (xi) there shall have been delivered to the Certificate Insurer, the Rating Agencies and the Trustee, independent Opinions of Counsel addressed to such Persons with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Startup Day (bankruptcy, corporate and tax opinions).

          (e) The obligation of the Depositor to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the requirements set forth in
Section 2.9 of the Pooling and Servicing Agreement.

          Section 2.03. PURCHASE PRICE. On the Closing Date, as full consideration for the Unaffiliated Seller's sale of the Initial Mortgage Loans to the Depositor, the Depositor will deliver to the Unaffiliated Seller (i) an amount in cash equal to the sum of (A) 99.578866% of the aggregate principal balance as of the Closing Date of the Class A-1 Certificates, 99.950928% of the aggregate principal balance as of the Closing Date of the Class A-2 Certificates, 99.983919% of the aggregate principal balance as of the Closing Date of the Class A-3 Certificates, 99.989569% of the aggregate principal balance as of the Closing Date of the Class A-4 Certificates, 99.952618% of the aggregate principal balance as of the Closing Date of the Class A-5 Certificates, 99.990304% of the aggregate principal balance as of the Closing Date of the Class A-6 Certificates, and (B) accrued interest on the principal balances of such Certificates at the rate of 6.20% per annum for the Class A-1 Certificates, 6.71% per annum for the Class A-2 Certificates, 6.91% per annum for the Class A-3 Certificates, 7.15% per annum for the Class A-4 Certificates, 7.39% per annum for the Class A-5 Certificates and 7.59% per annum for the Class A-6 Certificates, in each case from (and including) March 1, 1997 to (but not including) March 27, 1997, payable by wire transfer of same day funds and (ii) the Class B and Class R Certificates to be issued pursuant to the Pooling and Servicing Agreement.

          Section 2.04. CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES. (a) On the Closing Date and on each Subsequent Transfer Date, the Unaffiliated Seller shall sell, transfer, assign, set over and convey to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the applicable Mortgage Loans, together with the Mortgage Files relating thereto and the insurance policies relating to each such Mortgage Loan and all right, title and interest in and to all collections thereon and the proceeds thereof on and after the Cut-Off Date. Upon payment of the purchase price for such Mortgage Loans as provided in Section 2.03 of this Agreement, the Unaffiliated Seller shall have hereby, and shall be deemed to have, relinquished all rights with respect to, and to have sold, transferred, assigned, set over and conveyed such Mortgage Loans together with the Mortgage Files relating thereto and the insurance policies relating to each such Mortgage Loan and all right, title and interest in and to all collections thereon and the proceeds thereof on and after the Cut-Off Date, and shall have no right to sell, pledge ________ or otherwise dispose of such Mortgage Loans..

          In connection with the sale, transfer, assignment and conveyance from the Unaffiliated Seller to the Depositor, the Unaffiliated Seller has filed, or shall cause to be filed, in the appropriate office or offices in the States of California and New York, a UCC-1 financing statement executed by the Unaffiliated Seller as debtor, naming the Depositor as secured party and listing the Mortgage Loans and the other property described above as collateral. The characterization of the Unaffiliated Seller as a debtor and the Depositor as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the interest of the parties that this transaction be treated as a sale of the Unaffiliated Seller's entire right, title and interest in the Mortgage Loans to the Depositor. In connection with such filing, the Unaffiliated Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Certificateholders' and the Certificate Insurer's interests in the Mortgage Loans.

          (b) Upon the sale of such Mortgage Loans, the ownership of each related Mortgage Note, each related Mortgage and the contents of the related Mortgage File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Unaffiliated Seller shall immediately vest in the Depositor. The contents of any Mortgage File in the possession of the Unaffiliated Seller at any time after such sale, and any payments of principal on the Mortgage Loans received by the Unaffiliated Seller on and after the Cut-off Date, and interest on the Mortgage Loan due on and after the Cut-Off Date and received by the Unaffiliated Seller, shall be held in trust by the Unaffiliated Seller for the benefit of the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), and shall be promptly delivered by the Unaffiliated Seller to or upon the order of the Trustee.

          (c) Pursuant to the Pooling and Servicing Agreement, the Depositor shall, on the Closing Date, assign all of its right, title and interest in and to the applicable Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

          Section 2.05. DELIVERY OF MORTGAGE LOAN DOCUMENTS. (a) On or prior to the Closing Date or Subsequent Transfer Date, as applicable, the Unaffiliated Seller shall deliver to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), each of the following documents for each applicable Mortgage Loan:

                        (i) The original Mortgage Note, bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Mortgage Loan to the Unaffiliated Seller endorsed by the Unaffiliated Seller without recourse in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the benefit of the Certificateholders and the Certificate Insurer for Preferred Credit Asset-Backed Certificates, Series 1997-1, without recourse" and signed in the name of the Unaffiliated Seller by an authorized officer;

                       (ii) The original Mortgage with evidence of recording indicated thereon or if such Mortgage has not been returned from the applicable recording office, a copy of the Mortgage certified by an authorized officer of the Unaffiliated Seller (such original recorded Mortgage shall be delivered when so returned);

                      (iii) An original assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the Unaffiliated Seller signed by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property); provided, however, that assignments of mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel at the expense of the Unaffiliated Seller satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such assignment of Mortgage shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage; PROVIDED, FURTHER, that any assignment of Mortgage for which an opinion has been delivered shall be recorded by the Unaffiliated Seller upon the earlier to occur of (i) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (ii) the occurrence of any Event of Default, as such term is defined in the Pooling and Servicing Agreement, or
         (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; PROVIDED, FURTHER, that if the related Mortgage has not been returned from the applicable recording office, then a copy of such Mortgage certified by an authorized officer of the Unaffiliated Seller shall be delivered (such original assignment shall be delivered when so returned);

                       (iv) The original of any intervening assignments of the Mortgage with evidence of recording thereon showing a complete chain of assignment from the originator of such Mortgage Loan to the Unaffiliated Seller;

                        (v) The original of any assumption, modification, consolidation or extension agreements with evidence of recording thereon; and

                       (vi) The title report or policy of title insurance (or a commitment for title insurance if the policy is being held by the title insurance company pending recordation of the Mortgage) issued with respect to such Mortgage Loan;

PROVIDED, HOWEVER, that in the case of any Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the date of the execution of this Agreement, the Unaffiliated Seller, in lieu of delivering the above documents, hereby delivers to the Depositor a certification of an officer of the Unaffiliated Seller of the nature set forth in Exhibit N attached to the Pooling and Servicing Agreement; and PROVIDED, FURTHER, HOWEVER, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Unaffiliated Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Depositor is delivering to the Trustee a true copy thereof with a certification by the Unaffiliated Seller on the face of such copy substantially as follows:
"certified true and correct copy of original which has been transmitted for recordation." The Unaffiliated Seller agrees that it will deliver such original documents, together with any related title report or policy of title insurance not previously delivered, on behalf of the Depositor to the Trustee promptly after they are received, and no later than 120 days after the Closing Date; PROVIDED, HOWEVER, that in those instances where the public recording office retains the original Mortgage or assignment of Mortgage after it has been recorded or such original document has been lost by the recording office, the Unaffiliated Seller shall be deemed to have satisfied its obligations hereunder if it shall have delivered to the Trustee a copy of such original Mortgage or assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. The Unaffiliated Seller agrees, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment within 60 days of the Closing Date in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Unaffiliated Seller upon the Unaffiliated Seller's written request and at the Unaffiliated Seller's expense, unless the Unaffiliated Seller (at its expense) furnishes to the Trustee, the Certificate Insurer and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee and the Certificate Insurer to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of the Unaffiliated Seller.

          Within a period of 21 days from the Closing Date, the Trustee, at the Unaffiliated Seller's expense, shall also complete each assignment of Mortgage such that the final assignment of Mortgage appears in the following form:

                  "Bankers Trust Company, as Trustee for the benefit of the Certificateholders and the Certificate Insurer for Preferred Credit Asset-Backed Certificates Series 1997- 1."

          (b) In the event that any additional original documents are required pursuant to the terms of this Section 2.05 to be a part of a Mortgage File, the Unaffiliated Seller or the Depositor, respectively, shall promptly deliver written notice to the Trustee that such additional original documents are required hereunder and deliver such original documents to the Trustee. In acting as custodian of any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files.

          (c) In the event that any Mortgage Note required to be delivered pursuant to this Section 2.05 is conclusively determined by any of the Unaffiliated Seller, the Servicer or the Trustee to be lost, stolen or destroyed the Unaffiliated Seller shall, within 14 days of the Closing Date, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee, and shall simultaneously therewith request the obligor on such Mortgage Note to execute and return a replacement Mortgage Note, and shall further agree to hold the Trustee and the Certificate Insurer harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit. Upon the receipt of such replacement Mortgage Note, the Trustee shall return the lost note affidavit. Delivery by the Unaffiliated Seller of such lost note affidavit shall not affect the obligations of the Unaffiliated Seller hereunder with respect to the related Mortgage Loan.

          (d) Promptly after the Closing Date, the Unaffiliated Seller shall, with respect to each Mortgage Loan, cause to be recorded in the appropriate public office for real property records, where permitted by applicable law and where applicable law does not require that a subordinate mortgagee be named as a party defendant in foreclosure or comparable proceedings in order to foreclose or otherwise preempt such mortgagee's equity of redemption, a request for notice of any action by or on behalf of any mortgagee under the related senior lien.

          Section 2.06. ACCEPTANCE OF MORTGAGE LOANS (a) Pursuant to the Pooling and Servicing Agreement, the Trustee has agreed to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of' each Mortgage Loan, the original Mortgage Note with respect to each Mortgage Loan (with any exceptions noted), in the form attached as Exhibit D to the Pooling and Servicing Agreement and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund in the Pooling and Servicing Agreement and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth in the Pooling and Servicing Agreement for the benefit of the Certificateholders and the Certificate Insurer. Pursuant to the Pooling and Servicing Agreement, the Trustee has agreed, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 30 days after the Closing Date (or, with respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, within 30 days after the receipt by the Trustee thereof) and to deliver to the initial Certificateholders, the Unaffiliated Seller, the Servicer and the Certificate Insurer a final certification in the form attached to the Pooling and Servicing Agreement as Exhibit F to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.3(a)(i) of the Pooling and Servicing Agreement are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and
(iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date. Pursuant to the Pooling and Servicing Agreement, the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (b) The Pooling and Servicing Agreement provides that, if the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform to the requirements of Section 2.05 or the description thereof as set forth in the Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Unaffiliated Seller, the Certificate Insurer and the Trustee. The Unaffiliated Seller agrees that in performing any such review, the Trustee may conclusively rely on the Unaffiliated Seller as to the purported genuineness of any such document and any signature thereon. The Unaffiliated Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is notified. If, however, within 60 days after such notice the Unaffiliated Seller has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, then the Unaffiliated Seller shall either substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan or purchase such Mortgage Loan in the manner and subject to the conditions set forth in Section 3.05.

          (c) The failure of the Trustee or the Certificate Insurer to give any notice contemplated herein within the time periods specified above shall not affect or relieve the Unaffiliated Seller's obligation to repurchase for any Mortgage Loan pursuant to this Section 2.06 or Section 3.05 of this Agreement.

          Section 2.07. TRANSFER OF MORTGAGE LOANS; ASSIGNMENT OF AGREEMENT. The Unaffiliated Seller hereby acknowledges and agrees that the Depositor may assign its interest under this Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Unaffiliated Seller, and the Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Sections 2.06 and 3.05 hereof for breaches of the representations, warranties, agreements and covenants of the Unaffiliated Seller contained in Sections 2.05, 2.06, 3.02 and 3.03 hereof to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Unaffiliated Seller agrees that, upon such assignment to the Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Trustee and the Trustee may enforce, without joinder of the Depositor, the repurchase obligations of the Unaffiliated Seller set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

          Section 2.08. EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date and each Subsequent Transfer Date, as applicable, the Unaffiliated Seller shall make the related Mortgage Files available to the Depositor or its designee for examination at the Unaffiliated Seller's offices or at such other place as the Unaffiliated Seller shall reasonably specify. Such examination may be made by the Depositor or its designee at any time on or before the Closing Date or Subsequent Transfer Date, as the case may be. If the Depositor or its designee makes such examination prior to the Closing Date or Subsequent Transfer Date, as the case may be, and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule and may be replaced, prior to the Closing Date or Subsequent Transfer Date, as the case may be, by substitute Mortgage Loans acceptable to the Depositor. The Depositor may, at its option and without notice to the Unaffiliated Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Depositor or the Trustee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Depositor or the Trustee to demand repurchase or other relief as provided in this Agreement.

          Section 2.09. BOOKS AND RECORDS. The sale of each Mortgage Loan shall be reflected on the Unaffiliated Seller's accounting and other records, balance sheet and other financial statements as a sale of assets by the Unaffiliated Seller to the Depositor. The Unaffiliated Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Seller shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan by stating that is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan is held by the Trustee on behalf of the Trust Fund.

          Section 2.10. COST OF DELIVERY AND RECORDATION OF DOCUMENTS. The costs relating to the delivery and recordation of the documents specified in this Article Two in connection with the Mortgage Loans shall be borne by the Unaffiliated Seller.

                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

          Section 3.01. RESERVED

          Section 3.02. REPRESENTATIONS AND WARRANTIES AS TO THE UNAFFILIATED SELLER. The Unaffiliated Seller hereby represents and warrants to the Depositor, as of the Closing Date, that:

          (a) The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Unaffiliated Seller and to perform its obligations as the Unaffiliated Seller hereunder and under the Pooling and Servicing Agreement, and in any event the Unaffiliated Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan; the Unaffiliated Seller has the full power and authority, corporate and otherwise, to execute and deliver this Agreement and the Pooling and Servicing Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and the Pooling and Servicing Agreement) and the Pooling and Servicing Agreement by the Unaffiliated Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; each of this Agreement and the Pooling and Servicing Agreement evidences the valid, binding and enforceable obligation of the Unaffiliated Seller; and all requisite corporate action has been taken by the Unaffiliated Seller to make this Agreement and the Pooling and Servicing Agreement valid and binding upon the Unaffiliated Seller in accordance with its terms;

          (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Unaffiliated Seller of or compliance by the Unaffiliated Seller with the Pooling and Servicing Agreement, this Agreement or the sale of the Mortgage Loans pursuant to the terms of this Agreement or the consummation of the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (c) Neither the execution and delivery of this Agreement or the Pooling and Servicing Agreement, the acquisition or origination of the Mortgage Loans by the Unaffiliated Seller or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Pooling and Servicing Agreement, has or will conflict with or result in a breach of any of the terms, conditions or provisions of the Unaffiliated Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Unaffiliated Seller is now a party or by which it is bound or to which its property is subject, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated Seller or its property is subject, or impair the ability of the Trustee (or the Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) None of this Agreement, the Pooling and Servicing Agreement or the information contained in the Prospectus Supplement under the captions "Description of the Mortgage Loans," "The Unaffiliated Seller" nor any statement, report or other document prepared by the Unaffiliated Seller and furnished or to be furnished pursuant to this Agreement, the Pooling and Servicing Agreement or in connection with the transactions contemplated hereby or thereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

          (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Unaffiliated Seller, threatened before a court, administrative agency or government tribunal against the Unaffiliated Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Unaffiliated Seller, or in any material impairment of the right or ability of the Unaffiliated Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Unaffiliated Seller, or which would draw into question the validity of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein or therein, or which would impair materially the ability of the Unaffiliated Seller to perform under the terms of this Agreement or the Pooling and Servicing Agreement or that might prohibit its entering into this Agreement, the Pooling and Servicing Agreement, or the consummation of any of the transactions contemplated hereby;

          (f) The Unaffiliated Seller is not in violation of or in default with respect to, and the execution and delivery of this Agreement and the Pooling and Servicing Agreement by the Unaffiliated Seller and its performance of and compliance with the terms hereof and thereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Unaffiliated Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Pooling and Servicing Agreement;

          (g) Upon the receipt of each Trustee's Mortgage File by the Depositor under this Agreement, the Depositor will have good title on behalf of the Trust Fund to each related Mortgage Loan and such other items comprising the corpus of the Trust Fund free and clear of any lien created by the Unaffiliated Seller (other than liens which will be simultaneously released);

          (h) The consummation of the transactions contemplated by this Agreement and the Pooling and Servicing Agreement are in the ordinary course of business of the Unaffiliated Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Unaffiliated Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (i) With respect to any Mortgage Loan purchased by the Unaffiliated Seller, the Unaffiliated Seller acquired title to the Mortgage Loan in good faith, without notice of any adverse claim;

          (j) The Unaffiliated Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its covenants contained in this Agreement and in the Pooling and Servicing Agreement. The Unaffiliated Seller is solvent and the sale of the Mortgage Loans by the Unaffiliated Seller pursuant to the terms of this Agreement will not cause the Unaffiliated Seller to become insolvent. The sale of the Mortgage Loans by the Unaffiliated Seller pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Unaffiliated Seller's creditors;

          (k) The Mortgage Loans are not intentionally selected in a manner so as to affect adversely the interests of the Depositor or of any transferee of the Depositor (including the Trustee);

          (l) The Unaffiliated Seller has determined that it will treat the disposition of the Mortgage Loans pursuant to this Agreement as a sale for accounting and tax purposes;

          (m) The Unaffiliated Seller has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor other than to the Depositor or an Affiliate thereof; and

          (n) The consideration received by the Unaffiliated Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

          Section 3.03. REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Unaffiliated Seller represents to the Depositor that, as of the Closing Date, as to each Initial Mortgage Loan, and as of the Subsequent Transfer Date, as to each Subsequent Mortgage Loan to be transferred on such Subsequent Transfer Date, immediately prior to the sale and transfer of such Mortgage Loan by the Unaffiliated Seller to the Depositor:

          (a) The Mortgage Loans had, as of the Initial Cut-Off Date, an aggregate Principal Balance equal to $159,047,527.33, and all of the information set forth in the Mortgage Loan Schedule is complete, true and correct;

          (b) All payments required to be made up to the Cut-Off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited, except, unless otherwise specified on the Mortgage Loan Schedule, no payment required under the Mortgage Loan is more than 30 days Delinquent nor has any payment under the Mortgage Loan been Delinquent for more than 30 days more than once in the 12 months preceding the Cut-Off Date;

          (c) Except as described in clause (b) above, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges which have become liens against the Mortgaged Property, leasehold payments or ground rents which previously became due and owing have been paid. The Unaffiliated Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

          (d) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Trustee on behalf of the Certificateholders and the Certificate Insurer and which has been delivered to the Trustee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

          (e) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (f) Pursuant to the terms of the Mortgage, the Mortgaged Property is subject to fire and casualty insurance with a standard mortgagee clause and extended coverage which provides guaranteed replacement value of the improvements securing such Mortgage Loan, or coverage in the amount of the full replacement value of the improvements securing such Mortgage Loan or the amount of the unpaid principal balance of the first mortgage plus the unpaid principal balance of the Mortgage Loan, whichever is less. The fire and casualty insurance is standard in the industry for property similar (in terms of property type, value and location) to the Mortgage Loans. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy is in effect with respect to the Mortgaged Property meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. To the best of the Unaffiliated Seller's knowledge, all such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the FNMA Sellers' Guide and the FNMA Servicers' Guide, and are a standard policy of insurance for the locale where the Mortgaged Property is located. It is understood and agreed that such insurance is with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. The hazard insurance policy names the Mortgagor as the insured and contains a standard mortgage loss payable clause in favor of the Unaffiliated Seller, and its successors and assigns. The Unaffiliated Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any hazard insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers and assignments of policies or interests therein. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor; PROVIDED, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or the Mortgage Loan secured by the Mortgage Note. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium or the common facilities of a planned unit development. To the best of Seller's knowledge, the hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. The Unaffiliated Seller has not engaged in, and has no knowledge of the Mortgagor's or any Subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either. To the best of Seller's knowledge, in connection with the issuance of the hazard insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Unaffiliated Seller;

          (g) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

          (h) The Mortgage has not been satisfied, canceled, subordinated (other than in connection with a refinancing of the first mortgage on the Mortgaged Property) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Unaffiliated Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Unaffiliated Seller waived any default resulting from any action or inaction by the Mortgagor;

          (i) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a fee simple estate in a one or more parcels of real property improved by a one- to four-family residential dwelling;

          (j) The Mortgage is a valid, subsisting, enforceable and perfected lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                   (i) in the case of Mortgage Loans in a second priority lien position, a first mortgage;

                  (ii) in the case of Mortgage Loans in a third priority position, a first and second mortgage;

                 (iii) the lien of current real property taxes and assessments not yet due and payable;

                  (iv) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title report delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan; and

                   (v) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the
          Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable junior lien and junior priority security interest on the property described therein and immediately prior to the sale of such Mortgage Loan to the Depositor pursuant to this Agreement, the Seller had full right to sell and assign the same to the Depositor; as of the date of origination of the Mortgage Loan, the Mortgage Property was not subject to a Mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

          (k) The Mortgage Note and the Mortgage and every other agreement, if any, executed and delivered by the Mortgagor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and such other related agreements, and the Mortgage Note and the Mortgage and such other related agreements have been duly and properly executed by such parties. The Unaffiliated Seller has reviewed, or has caused to be reviewed, all of the documents constituting the Mortgage File and have made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

          (l) The Mortgage Loan has been closed and any proceeds of the Mortgage Loan drawn by the Mortgagor as of the Cut-Off Date have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or will be paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (m) At the time of the sale of the Mortgage Loan to the Depositor under this Agreement, (i) the Unaffiliated Seller was the sole owner and holder of the Mortgage Loan, (ii) the Mortgage Loan was not assigned to any Person other than the Trustee on behalf of the Trust Fund, or pledged, unless such assignment or pledge has been duly released, (iii) the Unaffiliated Seller had good, indefeasible and marketable title thereto, (iv) the Unaffiliated Seller had full right to transfer and sell the Mortgage Loan therein to the Depositor free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Unaffiliated Seller had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan to the Depositor under this Agreement, and following the sale of each Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest;

          (n) All parties which had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, and including, without limitation, the Unaffiliated Seller, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located to the extent required to avoid a material adverse effect to the interest of the Trustee on behalf of the Certificateholders and the Certificate Insurer, and (ii) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or (4) not doing business in such state;

          (o) The Mortgage Loan has an original Combined Loan-to-Value Ratio (calculated at the time of origination by dividing the outstanding principal amount of the first and second Mortgage Loan by the appraised value of the Mortgaged Property) equal to or less than 125%;

          (p) Each Mortgage Loan was originated pursuant to a title report or a limited liability lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction, where the Mortgaged Property is located, evidencing the Unaffiliated Seller, its successors and assigns, of the priority of its lien of the Mortgage in the original principal amount of the Mortgage Loan, and subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of paragraph (j) above. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Immediately prior to the sale of the Mortgage Loan to the Depositor under the terms of this Agreement, the Unaffiliated Seller, its successors and assigns were the sole insurers of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Unaffiliated Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Unaffiliated Seller;

          (q) Except as described in clause (b) above, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Unaffiliated Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

          (r) To the best of the Unaffiliated Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (s) To the best of the Unaffiliated Seller's knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. To the best of Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal nonconforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation;

          (t) The Mortgage Note is payable on the day specified in such Mortgage Note;

          (u) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

          (v) To the best of Seller's knowledge, all inspections, licenses and certificates required to be made are issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (w) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
(j) above;

          (x) No fees or expenses are or will become payable by the Trustee out of the assets of the Trust Fund to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, provided that this representation and warranty shall in no way obligate the Trustee to pay any such amounts;

          (y) The Mortgage Note, the Mortgage, the related Assignment of Mortgage and any other documents required to be delivered by the Unaffiliated Seller have been delivered to the Trustee in accordance with the Pooling and Servicing Agreement. The Trustee is in possession of a complete, true and accurate Mortgage File in accordance with the Pooling and Servicing Agreement;

          (z) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, at the option of the Mortgagee;

          (aa) Each of the Mortgage and the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located:

          (ab) The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Unaffiliated Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (ac) There is no proceeding pending or, to the best of Seller's knowledge, threatened, for the total or partial condemnation of the Mortgaged Property; the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, other types of water damage, or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair; and there have not been any condemnation proceedings with respect to the Mortgaged Property and the Unaffiliated Seller has no knowledge of any such proceedings in the future;

          (ad) The origination and collection practices with respect to the Mortgage Loan have been, and in all respects are in accordance with Accepted Servicing Practices, and with all applicable laws and regulations;

          (ae) The Mortgage File contains an appraisal of the related Mortgage Property of the Mortgage Loan application by an independent appraiser acceptable to the Unaffiliated Seller;

          (af) The Mortgagor has not notified the Unaffiliated Seller, and the Unaffiliated Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (ag) There exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. There is no pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

          (ah) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the Mortgage Loan have been complied with, and the Unaffiliated Seller has and shall maintain its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

          (ai) The Mortgage Loans are representative of the mortgage loans in the Unaffiliated Seller's portfolio of closed-end fixed rate loans secured by one-to-four family residential properties;

          (aj) All information regarding the Mortgage Loans which could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan and of which the Unaffiliated Seller is aware has been provided by the Unaffiliated Seller to the Depositor and the Certificate Insurer;

          (ak) The Mortgage Loan was originated in accordance with the underwriting criteria of the Unaffiliated Seller and was underwritten in accordance therewith. The documents, instruments and agreements submitted for loan underwriting and the documents constituting a part of the Mortgage File were not falsified by or with the knowledge of the Unaffiliated Seller and contain no untrue statement of material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Unaffiliated Seller has not made any representations to the Mortgagor that are inconsistent with the mortgage instruments used;

          (al) All amounts, with respect to the Mortgage Loans, received after the Cut- Off Date and to which the Unaffiliated Seller is not entitled, have been deposited into the Collection Account;

          (am) After due inquiry, there is no delinquent recording or other tax or assessment lien on the Mortgage Property;

          (an) The Unaffiliated Seller has performed or directed the Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loan, including, without limitation, any necessary notification of insurers, assignments of policies (other than the title policy) or interests therein, and establishment of co-insurer, joint loan payer and mortgagee rights in favor of the Trustee;

          (ao) The Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus Supplement;

          (ap) As of the Cut-Off Date, no more than 2.00% of the Mortgage Loans will be secured by Mortgaged Properties located within any single zip code area;

          (aq) Each Mortgage Loan constitutes a Qualified Mortgage;

          (ar) Each Mortgaged Property does not include cooperatives or mobile homes attached to a foundation or otherwise and does not constitute other than real property under state law;

          (as) With respect to each Mortgage Loan, there is only one originally executed Mortgage Note not stamped as a duplicate;

          (at) As of the Closing Date, there is no valid offset, defense or counterclaim to any Mortgage, including, without limitation, any offset, defense, or counterclaim against the obligation to pay principal and interest in accordance with the Mortgage;

          (au) As of the Closing Date, each Mortgage Loan and Mortgage is an enforceable obligation of the related Mortgagor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); no instrument of release or waiver has been executed in connection with any Mortgage Loan and no Mortgagor has been released, in whole or in part;

          (av) The Mortgage Loans are not being transferred with any intent to hinder, delay or defraud any creditors;

          (aw) As of the Closing Date, the Unaffiliated Seller has not received, and is not aware of, a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured;

          (ax) No selection procedure reasonably believed by the Unaffiliated Seller to be materially adverse to the interests of the Certificateholders or the Certificate insurer was utilized in selecting the Mortgage Loans; and

          (ay) Each Mortgage was recorded or will be recorded (if necessary) and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Unaffiliated Seller.

          (az) The Mortgage Note related to each Mortgage Loan bears a fixed coupon rate of at least 10.0% per annum.

          (ba) No Mortgage Loan requires a balloon payment at the end of its term except with respect to certain Mortgage Loans which at the end of their amortization period, the remaining balance is less than one month's schedule payment.

          (bb) No more than 5% of the Mortgage Loans are secured by condominiums, townhouse or planned unit developments.

          (bc) None of the Mortgage Loans are secured by investor-owned properties.

          (bd) Approximately all of the Mortgage Loans are junior mortgage loans.

          (be) With respect to each Mortgage Loan that is not a first mortgage loan, either (i) no consent for the Mortgage Loan is required by the holder of the related prior lien or (ii) such consent has been obtained and has been delivered to the Trustee.

          (bf) No Mortgage Loan has a remaining term in excess of 360 months.

          (bg) No Mortgage Loan was made in connection with (i) the construction of a Mortgaged Property or (ii) facilitating the trade-in or exchange or a Mortgaged Property.

          (bh) None of the Mortgage Loans are second homes and none of the Mortgage Loans are non-owner occupied.

          (bi) No funds provided to a borrower from a second Mortgage Loan were used as a down payment for a first mortgage loan of the same Mortgaged Property.

          (bj) The Unaffiliated Seller further represents and warrants to the Trustee and the Certificateholders that as of the Subsequent Cut-Off Date all representations and warranties set forth in clauses (a) through (bi) above will be correct in all material respects as to each Subsequent Mortgage Loan and the representations so made in this subsection (bj) as to the following matters will be deemed to be correct if: (i) such Subsequent Mortgage Loan may not be more than 30 days Delinquent as of the related Subsequent Cut-Off Date; (ii) such Subsequent Mortgage Loan has a Mortgage Interest Rate of at least 10%; (iii) such Subsequent Mortgage Loan in the aggregate have a weighted average Combine Loan-to-Value Ratio (based on the original appraisal) no greater than 125%; (iv) such Subsequent Mortgage Loan is a fully amortizing loan with level payments generally over 15 years; (v) such Subsequent Mortgage Loan is secured by a Residential Dwelling; (vi) the related Trustee's Mortgage File with respect to such Subsequent Mortgage Loan shall have been delivered to the Trustee; (vii) no such Subsequent Mortgage Loan is secured by an investor property or associated with the purchase of a home; (viii) the Subsequent Mortgage Loans in the aggregate have a weighted average Principal Balance no greater than $37,765;
(ix) the Subsequent Mortgage Loans in the aggregate have a weighted average remaining term to stated maturity of no greater than 182 months; (x) such Subsequent Mortgage Loan may not have a DTI greater than 50%; (xi) such Subsequent Mortgage Loan has a Credit Bureau Risk Score of at least 620; and
(xii) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least 14.03%; (b) will have a weighted average Combine Loan-to-Value Ratio (based on the original appraisal) of not more than 118%; (c) will have no Subsequent Mortgage Loan with a Principal Balance in excess of $88,000; (d) will not have any non-owner occupied properties; (e) will have a weighted average Subordinate Mortgage Ratio of not more than 30%; (f) will not have a concentration in a single zip code in excess of 2.0% by aggregate Principal Balance; (g) will not have a concentration in Los Angeles County, California in excess of 10% by aggregate Principal Balance; (h) will not have concentration in any other county in excess of 8% by aggregate Principal Balance; (i) the concentration of Credit Bureau Risk Scores by aggregate Principal Balance shall be the following: (1) between 620-639 shall not exceed 16%; (2) between 640-659 shall not exceed 23%; (3) between 660-669 shall [not exceed] [be at least] 13%; (4) between 670-689 shall be at least 18%;
(5) between 690-709 shall be at least 15%; and (6) 710 or more shall be at least 14%; (j) will not have a concentration of Mortgage Loans with self employed mortgagors in excess of 4% by aggregate Principal Balances; (k) will have a weighted average Credit Bureau Risk Score of at least 673 and a weighted average DTI of no more than 38%; (l) will have a concentration of Mortgage Loans secured by single family residences of at least 100% by aggregate Principal Balances; and (n) the concentration of Combined Loan-to-Value Ratios by aggregate Principal Balance shall be the following (1) greater than 80% shall not exceed 96%; (2) greater than 115% and less than 120% shall not exceed 18%; and (3) greater than 120% and less than 125% shall not exceed 61%; (o) will not have a concentration in the State of California in excess of 38% by aggregate Principal Balance; (p) will not have a concentration of Mortgage Loans secured by condominiums in excess of 5% and (q) except as modified by this clause (bj), such Subsequent Mortgage Loan satisfies the representations and warranties set forth in this Section 3.03. The Pooling and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Certificate Insurer and certain other parties.

          (bk) The Mortgage Loans constitute "obligations principally secured by an interest in real property" for the purpose of Code Section 860G(a)(3)(A) and Treasury Regulations ss.1.860G-2 issued thereunder. For this purpose a Mortgage Loan constitutes "obligations principally secured by an interest in real property" if such Mortgage Loan satisfies either of the following:

                  (1)      The 80-percent test.  An obligation is
                           principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation

                           A. was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, but before the Closing Date or Subsequent Transfer Date, as applicable, the time the obligation was significantly modified, as such term is defined in Treasury Regulations ss. 1.860G-2,); or

                           B. is at least equal to 80 percent of the adjusted issue price of the obligation on the Closing Date or Subsequent Transfer Date, as applicable.

                  For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

                  (2) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only "substantially all of the proceeds of the obligation" can reasonably be concluded to mean at least 80 percent of the gross proceeds.

          Section 3.04. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents, warrants and covenants to the Unaffiliated Seller, as of the date of execution of this Agreement and the Closing Date, that:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Unaffiliated Seller, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date;

          (e) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act; and

          (f) Following the final Subsequent Transfer Date, the Depositor will file a Form 8-K with the Commission containing a description of the Mortgage Loans acquired by the Trust Fund as of their respective Cut-Off Dates.

          (g) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Unaffiliated Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

          (h) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

          (i) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

          Section 3.05. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF A REPRESENTATION OR WARRANTY. (a) Each of the representations and warranties contained in Sections 3.01, 3.02 and 3.03 shall survive the purchase by the Depositor of the Mortgage Loans and the subsequent transfer thereof by the Depositor to the Trustee and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement.

          (b) With respect to any representation or warranty contained in Sections 3.02 or 3.03 hereof that is made to the best of the Unaffiliated Seller's knowledge, if it is discovered by the Servicer, any Subservicer, the Trustee, the Certificate Insurer, the Depositor or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date (or in the case of the Subsequent Mortgage Loans, as of the respective Subsequent Transfer Date) and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Certificate Insurer, then notwithstanding the Unaffiliated Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Unaffiliated Seller, the Depositor, the Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Unaffiliated Seller's best knowledge), the party discovering such breach shall give pursuant to Section 3.4 of the Pooling and Servicing Agreement prompt written notice to the others. Subject to the next to last paragraph of this Section 3.05, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Unaffiliated Seller shall (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan on the next succeeding Servicer Remittance Date at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest on such Principal Balance and (ii) 30 days' interest on such Principal Balance, computed at the Mortgage Interest Rate, plus the amount of any unpaid and accrued Servicing Fees, plus the amount of any unreimbursed Delinquency Interest Advances and Servicing Advances made by the Servicer with respect to such Mortgage Loan, or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect that such substitution will not constitute a prohibited transaction for the purposes of the REMIC provisions of the Code or cause the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding; provided, however, that with respect to any Mortgage Loan for which the representation in
Section 3.03(ac) is breached solely as a result of flood conditions in the states of Indiana, Kentucky and Ohio, during the period December 1996 through February 1997, the Unaffiliated Seller shall use its best efforts to substitute a Qualified Mortgage Loan for each such Mortgage Loan. Any such substitution shall be accompanied by payment by the Unaffiliated Seller of the Substitution Adjustment, if any, to the Servicer be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement.

          (c) As to any Deleted Mortgage Loan for which the Unaffiliated Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Unaffiliated Seller shall effect such substitution by delivering to the Trustee a certification in the form attached to the Pooling and Servicing Agreement as Exhibit G, executed by a Servicing Officer and the documents described in
Section 2.05(a) for such Qualified Substitute Mortgage Loan or Loans. Pursuant to the Pooling and Servicing Agreement, upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of certain amounts in the Collection Account pursuant to Section
2.4 of the Pooling and Servicing Agreement (which certification shall be in the form of Exhibit G to the Pooling and Servicing Agreement), the Trustee shall be required to release to the Servicer for release to the Unaffiliated Seller the related Trustee's Mortgage File and shall be required to execute, without recourse, and deliver such instruments of transfer furnished by the Unaffiliated Seller as may be necessary to transfer such Mortgage Loan to the Unaffiliated Seller.

          (d) Pursuant to the Pooling and Servicing Agreement, the Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution, or related Cut-Off Date, as applicable, set forth in the Certification delivered to the Trustee. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution or Cut- Off Date, as applicable, will be retained by the Unaffiliated Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution or Cut-Off Date, as applicable, and the Unaffiliated Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan after the date of substitution or the related Cut-Off Date, as applicable. Pursuant to the Pooling and Servicing Agreement, the Servicer shall be required to give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of the Pooling and Servicing Agreement and the substitution of the Qualified Substitute Mortgage Loan. The parties hereto agree to amend the Mortgage Loan Schedule accordingly. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of the Pooling and Servicing Agreement and this Agreement in all respects, and the Unaffiliated Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Sections 3.02 and 3.03 herein. On the date of such substitution, the Unaffiliated Seller will remit to the Servicer and pursuant to the Pooling and Servicing Agreement the Servicer will deposit into the Collection Account an amount equal to the Substitution Adjustment, if any.

          (e) It is understood and agreed that the obligations of the Unaffiliated Seller set forth in Section 2.06 and this Section 3.05 to cure, purchase or substitute for a defective Mortgage Loan as provided in Section 2.06 and this Section 3.05 constitute the sole remedies of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the foregoing representations and warranties (other than the representation and warranty set forth in Section 3.03(g) to the extent of any fines, penalties, costs or other damages or losses except for the lost economic value of the Mortgage Loan, the value of which the remedies provided for in Section 2.06 and this Section 3.05 shall be deemed adequate).

          (f) Any cause of action against the Unaffiliated Seller relating to or arising out of the breach of any representations and warranties or covenants made in Sections 2.06, 3.02 or 3.03 shall accrue as to any Mortgage Loan upon
(i) discovery of such breach by any party and notice thereof to the Unaffiliated Seller, (ii) failure by the Unaffiliated Seller to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Unaffiliated Seller by the Trustee for all amounts payable in respect of such Mortgage Loan.

          (g) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no purchase, or substitution pursuant to Section 2.06(b) or this
Section 3.05 shall be made unless the Unaffiliated Seller provides to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC, as defined in Section 860F of the Code or a tax on contributions to the Upper Tier REMIC or Lower Tier REMIC under the REMIC Provisions, or (ii) cause the Upper Tier REMIC or Lower Tier REMIC to fail to qualify as an Upper Tier REMIC or Lower Tier REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with Section 2.06 and this Section 3.05) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee and the Certificate Insurer of an Opinion of Counsel to the effect that such purchase or substitution will not result in the events described in clauses (i) and (ii) of the preceding sentence.

          (h) Pursuant to the Pooling and Servicing Agreement, upon discovery by the Unaffiliated Seller, the Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Unaffiliated Seller shall repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Unaffiliated Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Sections 3.02 or 3.03. Pursuant to the Pooling and Servicing Agreement the Trustee shall reconvey to the Unaffiliated Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Sections 3.02 or 3.03.


                                  ARTICLE FOUR

                             THE UNAFFILIATED SELLER

          Section 4.01. COVENANTS OF THE UNAFFILIATED SELLER. The Unaffiliated Seller covenants to the Depositor as follows:

          (a) The Unaffiliated Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

          (b) The Unaffiliated Seller agrees to satisfy or cause to be satisfied on or prior to the Closing Date, all of the conditions to the Depositor's obligations set forth in Section 5.01 hereof that are within the Unaffiliated Seller's (or its agents') control.

          (c) The Unaffiliated Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Unaffiliated Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

          Section 4.02. MERGER OR CONSOLIDATION. The Unaffiliated Seller will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement. Any Person into which the Unaffiliated Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Unaffiliated Seller shall be a party, or any Person succeeding to the business of the Unaffiliated Seller, shall be approved by the Certificate Insurer which approval shall not be unreasonably withheld and in all events shall be the successor of the Unaffiliated Seller without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Unaffiliated Seller shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

          Section 4.03. COSTS. In connection with the transactions contemplated under this Agreement and the Pooling and Servicing Agreement, the Unaffiliated Seller shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (a) the fees and disbursements of the Depositor's and the Underwriter's counsel; (b) the fees of Standard & Poor's Ratings Group and Moody's Investors Service, Inc.; (c) any of the fees of the Trustee and the fees and disbursements of the Trustee's counsel; (d) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Certificates; (e) fees and expenses relating to the filing of documents with the Securities and Exchange Commission (including without limitation periodic reports under the Exchange Act); (f) the shelf registration amortization fee (which fee shall equal l/33rd of l% of the amount of the Certificates) paid in connection with the issuance of Certificates; (g) all of the initial expenses of the Certificate Insurer including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Files; and (h) all accountant's fees incurred in connection with the accountant's review of the Prospectus Supplement and information required to be filed in the Form 8-K pursuant to Sections 2.02(d)(viii) and (ix). For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

          Section 4.04. INDEMNIFICATION. (a) (i) The Unaffiliated Seller, agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, and each of its directors and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor and each such controlling person for any legal or other expenses incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Unaffiliated Seller, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement referred to in Section 3.02(d). This indemnity agreement will be in addition to any liability which the Unaffiliated Seller may otherwise have.

                  (ii) The Unaffiliated Seller agrees to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to the failure of any of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement. The Unaffiliated Seller shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, and the Unaffiliated Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor in respect of such claim. Pursuant to the Pooling and Servicing Agreement, the Trustee shall reimburse the Unaffiliated Seller in accordance with Section 3.6 of the Pooling and Servicing Agreement for all amounts advanced by the Unaffiliated Seller pursuant to the preceding sentence except when the claim relates directly to the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement.

          (b) The Depositor agrees to indemnify and hold harmless the Unaffiliated Seller, each of its directors and each person or entity who controls the Unaffiliated Seller or any such person, within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Unaffiliated Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Unaffiliated Seller and any such director or controlling person for any legal or other expenses incurred by such party or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any amendment or supplement to the Prospectus or the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission relating to the information set forth in subsection (a)(i) of this Section 4.04. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section
4.04 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.04, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.04 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 4.04 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or subsection (b) of this Section 4.04 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Unaffiliated Seller on the one hand, and the Depositor on the other, the Unaffiliated Seller's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Unaffiliated Seller and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4.04, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of Unaffiliated Seller, and each person, if any who controls the Unaffiliated Seller within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Unaffiliated Seller.


                                  ARTICLE FIVE

                              CONDITIONS OF CLOSING

          Section 5.01. CONDITIONS OF DEPOSITOR'S OBLIGATIONS. The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

          (a) Each of the obligations of the Unaffiliated Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Unaffiliated Seller under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Unaffiliated Seller.

          (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by KPMG Peat Marwick, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the captions "Prepayment and Yield Considerations" and "Description of the Mortgage Loans."

          (c) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

                   (i) the Mortgage Loan Schedule;

                  (ii) the Pooling and Servicing Agreement dated as of March 1, 1997 and the Underwriting Agreement dated as of March 17, 1997 between the Depositor and Credit Suisse First Boston Corporation and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

                 (iii) officer's certificates of an officer of the Unaffiliated Seller, dated as of the Closing Date, in the form of Exhibit B hereto, and attached thereto resolutions of the board of directors and a copy of the charter and by-laws;

                  (iv) copy of the Unaffiliated Seller's charter and all amendments, revisions, and supplements thereof, certified by a secretary of each entity;

                   (v) an opinion of the counsel for the Unaffiliated Seller as to various corporate matters substantially in the form attached hereto as Exhibit C (it being agreed that the opinion shall expressly provide that the Trustee shall be entitled to rely on the opinion);

                 (vii) opinions of counsel for the Unaffiliated Seller, in forms acceptable to the Depositor, its counsel, S&P and Moody's as to such matters as shall be required for the assignment of a rating to the Class A Certificates of AAA by S&P, and Aaa by Moody's (it being agreed that such opinions shall expressly provide that the Trustee shall be entitled to rely on such opinions);

                 (vii) a letter from Moody's that it has assigned a rating of Aaa to the Class A Certificates;

                (viii) a letter from S&P that it has assigned a rating of AAA to the Class A Certificates;

                  (ix) an opinion of counsel for the Trustee in form and substance acceptable to the Depositor, its counsel Moody's and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion);

                   (x) an opinion or opinions of counsel for the Servicer, in form and substance acceptable to the Depositor, its counsel, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion); and

                  (xi) an opinion or opinions of counsel for the Certificate Insurer, in each case in form and substance acceptable to the Depositor, its counsel, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion).

          (d) The Certificate Insurance Policy shall have been duly executed, delivered and issued with respect to the Certificates.

          (e) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Depositor and its counsel.

          (f) The Unaffiliated Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

          Section 5.02. CONDITIONS OF UNAFFILIATED SELLER'S OBLIGATIONS. The obligations of the Unaffiliated Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

          (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date and the Unaffiliated Seller shall have received a certificate to that effect signed by an authorized officer of the Depositor.

          (b) The Unaffiliated Seller shall have received the following additional documents and Certificates:

                   (i) the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable; and

                  (ii) a copy of a letter from Moody's to the Depositor to the effect that it has assigned a rating of Aaa to the Class A Certificates and a copy of a letter from S&P to the Depositor to the effect that it has assigned a rating of AAA to the Class A Certificates.

                 (iii) the Class B Certificate and the R Certificate registered in accordance with a letter of instruction from the Unaffiliated Seller;

                 (iv) an opinion of counsel for the Trustee in form and substance acceptable to the Unaffiliated Seller and its counsel;

                   (v) an opinion or opinions of counsel for the Certificate Insurer, in each case in form and substance acceptable to the Unaffiliated Seller and its counsel;

                  (vi) an opinion of the counsel for the Depositor as to securities and tax matters; and

                 (vii) an opinion of the counsel for the Depositor as to true sale matters.

          (c) The Depositor shall have furnished the Unaffiliated Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Unaffiliated Seller may reasonably request.

          Section 5.03. TERMINATION OF OBLIGATIONS. (a) The Depositor may terminate its obligations hereunder by notice to the Unaffiliated Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (a) any of the conditions set forth in Section 5.01 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller, or for the winding up or liquidation of the affairs of the Unaffiliated Seller; (c) there shall have been the consent by the Unaffiliated Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or of or relating to substantially all of the property of the Unaffiliated Seller; (d) any purchase and assumption agreement with respect to the Unaffiliated Seller or substantially all of the assets and properties of the Unaffiliated Seller shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or inequity.

          (b) The Unaffiliated Seller may terminate its obligations hereunder by notice to the Depositor at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (a) any of the conditions set forth in
Section 5.02 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor, or for the winding up or liquidation of the affairs of the Depositor; (c) there shall have been the consent by the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or of or relating to substantially all of the property of the Depositor; (d) any purchase and assumption agreement with respect to the Depositor or substantially all of the assets and properties of the Depositor shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Unaffiliated Seller's obligations hereunder shall not terminate the Unaffiliated Seller's rights hereunder or its right to exercise any remedy available to it at law or inequity.


                                   ARTICLE SIX

                                  MISCELLANEOUS

          Section 6.01. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010,
Attention: Nita S. Cherry, or to such other address as the Depositor may designate in writing to the Unaffiliated Seller and if to the Unaffiliated Seller, addressed to the Unaffiliated Seller at 3347 Michelson Drive, Suite 400, Irvine, California 92612 Attention: President, or to such other address as the Unaffiliated Seller may designate in writing to the Depositor.

          Section 6.02. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          Section 6.03. AGREEMENT OF UNAFFILIATED SELLER. The Unaffiliated Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

          Section 6.04. SURVIVAL. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

          Section 6.05. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 6.06. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement and the Certificate Insurer; provided, however, that the Depositor may assign its rights hereunder without the consent of the Unaffiliated Seller.

          Section 6.07. CONFIRMATION OF INTENT: GRANT OF SECURITY INTEREST. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the related property by the Unaffiliated Seller to the Depositor as contemplated by this Sale and Purchase Agreement be, and be treated for all purposes as, a sale of the Mortgage Loans and the related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the related property by the Unaffiliated Seller to the Depositor to secure a debt or other obligation of the Unaffiliated Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the related property are held to continue to be property of the Unaffiliated Seller then (a) this Sale and Purchase Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Unaffiliated Seller to the Depositor of a security interest in all of the Unaffiliated Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor or its respective agents of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Unaffiliated Seller and the Depositor shall, to the extent consistent with this Sale and Purchase Agreement, take such actions as may be necessary to ensure that, if this Sale and Purchase Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

          Section 6.08. MISCELLANEOUS. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 6.09. AMENDMENTS. (a) This Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor by written Agreement, upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder (provided that no amendment shall be deemed to adversely affect in any material respect the interest of any Certificateholder, and no Opinion of Counsel to that effect shall be required, if the Person requesting the amendment obtains a letter from Moody's and S&P stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates without regard to the Certificate Insurance Policy); and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Unaffiliated Seller shall give prompt written notice to Moody's and S&P of any amendment made pursuant to this Section 6.09 and shall promptly send copies of any such amendment to Moody's and S&P.

          (b) This Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor with the consent of the Certificate Insurer, the Majority Certificateholders and the Holders of the majority of the Percentage Interest in each of the Class RL and Class RM Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or cause a tax to be imposed on such Upper-Tier REMIC or the Lower-Tier REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

          (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          Section 6.10. THIRD-PARTY BENEFICIARIES. The parties agree that each of the Certificate Insurer and the Trustee is an intended third-party beneficiary of this Agreement. The parties further agree that Credit Suisse First Boston Corporation and each of its directors and each person or entity who controls Credit Suisse First Boston Corporation or any such person, within the meaning of Section 15 of the Securities Act (each, an "Underwriter Entity") is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Unaffiliated Seller with respect to each Underwriter Entity under Section 4.04(a)(i) of this Agreement.

          SECTION 6.11. GOVERNING LAW, CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          (B) THE DEPOSITOR AND THE UNAFFILIATED SELLER EACH HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 6.01 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAIL, POSTAGE PREPAID. THE DEPOSITOR AND THE UNAFFILIATED SELLER EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR AND THE UNAFFILIATED SELLER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (C) THE DEPOSITOR AND THE UNAFFILIATED SELLER EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 6.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                     CREDIT SUISSE FIRST BOSTON MORTGAGE
                                     SECURITIES CORP.

                                     By:/s/ Joy Margolies
                                        Name:  Joy Margolies
                                        Title: Vice President


                                     PREFERRED CREDIT CORPORATION

                                     By: /s/ Todd Rodriguez
                                        Name:   Todd Rodriguez
                                        Title:  Chief Executive Officer

                                                                 EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

               SEE ATTACHMENT TO INITIAL CERTIFICATION OF TRUSTEE

                                                             EXHIBIT B

                                     FORM OF
                              OFFICER'S CERTIFICATE

                                PREFERRED CREDIT
                                   CORPORATION

                            CERTIFICATE OF SECRETARY

          The undersigned, Walter Villaume, Secretary of Preferred Credit Corporation, a California corporation (the "Seller"), DOES HEREBY CERTIFY that:

          l. There has been no amendment to the Articles of Incorporation, attached hereto as Exhibit 1, of the Unaffiliated Seller.

          2. There are no proceedings pending, or to the knowledge of the undersigned contemplated, leading to the dissolution or liquidation of the Unaffiliated Seller.

          3. The Unaffiliated Seller is in good standing as a corporation in the State of California.

          4. To the best knowledge of the undersigned, after inquiry of the officials of the Unaffiliated Seller responsible for such matters, the Unaffiliated Seller is not delinquent in the payment of its franchise or any other tax due in any state.

          5. The By-Laws attached as Exhibit 2 to this Certificate are the accurate and complete By-Laws of the Unaffiliated Seller in effect on the date hereof.

          6. The resolutions attached as Exhibit 3 to this Certificate were duly adopted by the Board of Directors of the Unaffiliated Seller and such resolutions have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof, and are the only resolutions of said Board relating to the Instruments referred to in paragraph 7 hereof.

          7. Each of (a) the Pooling and Servicing Agreement, dated as of March 1, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Advanta Mortgage Corp. USA, as servicer (the "Servicer"), the Unaffiliated Seller, as seller, and Bankers Trust Company, as trustee (the "Trustee"), (b) the Sale and Purchase Agreement, dated as of March 1, 1997, between the Depositor and the Unaffiliated Seller, (c) the Insurance Agreement, dated as of March 1, 1997, among MBIA Insurance Corporation, as Insurer (the "Certificate Insurer"), the Depositor, the Unaffiliated Seller, the Servicer and the Trustee, and (d) the Indemnification Agreement dated as of March 17, 1997 among the Certificate Insurer, Credit Suisse First Boston Corporation, the Unaffiliated Seller and the Depositor, in each case signed or executed, as the case may be, and delivered by the Unaffiliated Seller, was duly authorized and is in the form approved by one of the officers of the Unaffiliated Seller who executed such Agreements in accordance with the resolutions referred to above.

          8. The persons named below have been since __________, 1996 and are as of the date hereof duly elected and qualified officers of the Unaffiliated Seller, each holding the respective office or offices set forth opposite their name below, and their respective signatures are as set forth opposite their name below.

    NAME                          POSITION                       SIGNATURE

Todd A. Rodriguez              Chief Executive              -----------------
                               Officer

Walter Villaume                President                    ------------------
                               and Secretary

          9. The information set forth in the Mortgage Loan Schedule required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects.

          10. All material agreements, contracts, instruments and indentures to which the Unaffiliated Seller is a party or is bound in connection with the purchase, sale, transfer, servicing, origination and securitization of mortgage loans and the issuance and sale of mortgage loan asset-backed certificates have been fully identified to our legal counsel, Stroock & Stroock & Lavan LLP, New York, New York ("Stroock"), by the appropriate officers of the Unaffiliated Seller.

          11. All orders, judgments, writs, injunctions and decrees of any court or governmental agency or body or other tribunal having jurisdiction over the Unaffiliated Seller in connection with the purchase, sale, transfer, servicing, origination and securitization of mortgage loans and the issuance and sale of mortgage loan asset-backed certificates have been fully identified to Dewey Ballantine by the appropriate officers of the Unaffiliated Seller.

          12. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Pooling and Servicing Agreement.

          WITNESS my hand this __th day of March, 1997.


                                   PREFERRED CREDIT CORPORATION

                                   ---------------------------------
                                   Name:   Walter Villaume
                                   Title:  Secretary

                                    EXHIBIT C

                                     FORM OF
                               OPINION OF COUNSEL
                             TO UNAFF1LIATED SELLER

                                                              March ___, 1997


To the Addressees Listed
    on the Attached Annex A


                  Re:      Preferred Credit Asset-Backed
                           Certificates, Series 1997-1


Ladies and Gentlemen:

          I have acted as counsel to Preferred Credit Corporation, a California corporation (the "Seller"), in connection with the execution and delivery of the following documents:

                   (i)     The Sale and Purchase Agreement, dated as of
          March 27, 1997 (the "Sale Agreement"), between the Unaffiliated Seller and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor")

                  (ii) the Pooling and Servicing Agreement, dated as of March 1, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, the Unaffiliated Seller, as seller, Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee");

                 (iii) the Insurance Agreement, dated as of March 1, 1997 (the "Insurance Agreement"), among MBIA Insurance Corporation ("MBIA"), the Depositor, the Unaffiliated Seller, the Servicer and the Trustee; and

                  (iv) the Indemnification Agreement, dated as of March ___, 1997 (the "Indemnification Agreement"), among MBIA, the Unaffiliated Seller, the Servicer and Credit Suisse First Boston Corporation.

                  Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Pooling and Servicing Agreement.

          I have examined executed copies of the Sale Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement (collectively, the "Documents"). I have also examined a copy of the Class A Certificates, the Class B Certificates and the Residual Certificates (the "CERTIFICATES") and the Prospectus Supplement dated March ___, 1997 with respect to the Class A Certificates (the "PROSPECTUS SUPPLEMENT").

          In addition, I have examined originals or photostatic or certified copies of all such corporate records of the Unaffiliated Seller, and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to certain issues of fact material to the opinions expressed herein, I have, with your consent, relied to the extent I deemed appropriate upon certificates and representations of officers of the Unaffiliated Seller. In making my examinations and rendering the opinions herein expressed, I have made the following assumptions:

                  (1) the corporate power of each party (other than the Unaffiliated Seller) to enter into and perform all of its obligations under each of the Documents;

                  (2) the due authorization, execution and delivery of the Documents by all parties thereto (other than the Unaffiliated Seller) and the validity and binding effect on all parties (other than the Unaffiliated Seller) of each of the Documents;

                  (3)      the genuineness of all signatures; and

                  (4) the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

          The opinion expressed in paragraph 2 below with respect to the enforceability of the Documents is subject to the following additional qualifications:

          (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally.

          (b) The application of general principles of equity, including, but not limited to, the remedy of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

          As to Paragraph 5 below, I have assumed that the parties to the Sale Agreement and the Pooling and Servicing Agreement have performed and will perform their respective obligations thereunder, including the delivery to the Trustee, or its agent, of the Mortgage Notes, properly endorsed, and fully-executed assignments in proper, recordable form from the Unaffiliated Seller to the Trustee of the Mortgages following payment of legal and sufficient consideration therefor, without any such Mortgage having been satisfied or released, or the Mortgage Note discharged, and without the Trustee having actual or constructive notice of the existence of any claim, lien, charge, mortgage, security interest, encumbrance or right of the Unaffiliated Seller or the Depositor, or creditors of the Unaffiliated Seller or the Depositor or others. Further I have assumed the absence of any defense against enforcement of, or right of offset against, each such Mortgage Note and the related Mortgage. I have undertaken no independent review of the Mortgage Loans, including the Mortgage Notes and the Mortgages, and have relied solely upon the representations of the Unaffiliated Seller that it has title to the Mortgage Loans and that the Mortgage Loans are not subject to any liens at the time of their sale to the Trustee.

          I am admitted to the Bar of the State of California, and express no opinion as to the laws of any other jurisdiction except as to matters that are governed by the federal law. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

          Based upon the foregoing and subject to the last paragraph hereof, I am of the opinion that:

          1. The Unaffiliated Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California and is qualified to do business in each state necessary to enable it to perform its obligations under the Documents. The Unaffiliated Seller has the power and authority to execute, deliver and perform its obligations under the Documents.

          2. Each of the Documents has been duly authorized, executed and delivered by the Unaffiliated Seller and each constitutes a valid, legal and binding agreement of the Unaffiliated Seller and is enforceable against the Unaffiliated Seller in accordance with their terms.

          3. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws, including, without limitation, the Securities Act of 1933, as amended, or the laws of the State of California, for the execution, delivery and performance by the Unaffiliated Seller of the Documents, or the offer, issuance, sale or delivery of the Certificates, except such as have been obtained.

          4. Neither the sale of the Mortgage Loans to the Trust Fund, the issuance or sale of the Certificates, nor the execution, delivery or performance by the Unaffiliated Seller of the Documents, conflicts or will conflict with, or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or by-laws of the Unaffiliated Seller, (ii) any term or provision of any material agreement, contract, instrument or indenture to which the Unaffiliated Seller is a party or is bound which has been identified to me by the appropriate officers of the Unaffiliated Seller, or (iii) any law, rule or regulation of the State of California or the federal government.

          5. Immediately upon the receipt of the Mortgage Notes and the accompanying Mortgages by the Trustee, and the receipt by the Unaffiliated Seller of legal and sufficient consideration therefor, the Trustee shall, pursuant to the laws of the State of California, be vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of the Unaffiliated Seller in and to, each Mortgage Loan, free and clear of any claim, lien, charge, mortgage, security interest, encumbrance or rights of the Unaffiliated Seller, EXCEPT THAT until such time as assignments of mortgage are recorded in the name of the Trustee in the appropriate jurisdictions (x) the Trustee may not, in certain jurisdictions, be independently able to enforce the Mortgage against the related Mortgaged Property or the related Mortgagor, (y) the Unaffiliated Seller could record an assignment of a Mortgage in the name of a third party or record a discharge and satisfaction of a Mortgage and (z) any notices which may be given to the record holder of a Mortgage would be given to the Unaffiliated Seller.

          6. To the best of my knowledge, following due inquiry made of the appropriate officers of the Unaffiliated Seller, there are no actions, proceedings or investigations pending or, to my knowledge, threatened against the Unaffiliated Seller before any court, governmental agency or body or other tribunal (a) asserting the invalidity of the Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the Documents, (c) which would materially and adversely affect the performance by the Unaffiliated Seller of obligations under, or the validity or enforceability of the Documents.

          I have furnished this opinion as counsel to the Unaffiliated Seller and it is solely for the benefit of the addressees hereto.

                                       Very truly yours,

                                     ANNEX A



Credit Suisse First Boston Corporation
11 Madison Avenue
New York,  New York 10010

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California  92127

MBIA Insurance Corporation
113 King Street
Armonk, New York  10504

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services
25 Broadway
New York, New York 10004

Bankers Trust Company
Four Albany Street
New York, New York 10006